SCHEDULE 14A
(Rule
14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12.
BOYD GAMING CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

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2023

NOTICE OF ANNUAL MEETING & PROXY STATEMENT

BOYD®

2023 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2023

TO THE STOCKHOLDERS OF BOYD GAMING CORPORATION:

You are invited to attend our 2023 Annual Meeting of Stockholders, which will be held on May 4, 2023 at 1:00 p.m., Pacific Daylight Time. This year’s Annual Meeting will be conducted virtually via a live audio webcast. Our executive corporate offices, located at 6465 South Rainbow Boulevard in Las Vegas, Nevada, will serve as the statutory location from which the Annual Meeting will be hosted. However, you will only be able to attend the Annual Meeting, submit your questions and vote online during the meeting via electronic communication at http://www.virtualshareholdermeeting.com/BYD2023. By logging into this site, you will be deemed present at the Annual Meeting. Our stockholders will consider and vote on the following matters at the Annual Meeting:

1.	To elect eight members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.	To hold an advisory vote on executive compensation.
4.	To hold an advisory vote on the frequency of the advisory stockholder vote on the compensation of our named executive officers.
5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement attached to and made part of this notice.

Our board of directors has fixed the close of business on March 10, 2023 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our 2022 Annual Report to stockholders. The Internet Availability Notice contains instructions on how to access those documents over the internet and on how to request a paper copy of our proxy materials, including this proxy statement, our 2022 Annual Report and a form of proxy card or voting instruction card, as applicable. All stockholders who have previously requested a paper copy of the proxy materials by mail will receive a paper copy rather than the Internet Availability Notice.

All stockholders are invited to attend the virtual Annual Meeting conducted via live audio webcast. However, whether or not you expect to attend the Annual Meeting online, we urge you to vote as promptly as possible by following the instructions included in this proxy statement or by following the instructions detailed in the Internet Availability Notice, as applicable, in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you mail your proxy card or vote by telephone or online, you may still decide to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors

Marianne Boyd Johnson

Co-Executive Chair

Las Vegas, Nevada

March 22, 2023

SUMMARY

Our Board of Directors (“Board”) is soliciting proxies for our 2023 Annual Meeting of Stockholders. This summary highlights information you will find in this proxy statement. We encourage you to review the entire proxy statement before you vote, as this is only a summary.

MEETING INFORMATION
• Date and Time:	May 4, 2023 at 1:00 p.m. PDT
• Location:	Virtual only, at http://www.virtualshareholdermeeting.com/BYD2023
• Record Date:	March 10, 2023
• Proxy Mailing Date:	On or about March 22, 2023

HOW TO VOTE

By internet: Visit the website listed on your proxy card	By phone: Call the telephone number on your proxy card.	By mail: Sign, date and return the proxy card if you elected to receive one	During the meeting: Vote during the annual meeting when the polls are open

AGENDA AND VOTE RECOMMENDATIONS:

Matter		Board Vote Recommendation

Proposal 1	Election of Directors	FOR

Proposal 2	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023	FOR

Proposal 3	Approval, on an advisory basis, of the compensation of our Named Executive Officers	FOR

Proposal 4	Approval, on an advisory basis, of the frequency of the advisory stockholder vote on the compensation of our named executive officers	FOR

In this proxy statement:

•	“we,” “us”, the “Company” and “Boyd Gaming” mean Boyd Gaming Corporation, a Nevada corporation, unless otherwise indicated; and
•

“Annual Meeting” means our 2023 Annual Meeting of Stockholders to be held on May 4, 2023 at 1:00 p.m. PDT, and any adjournment or postponement thereof. Stockholders may only attend the Annual Meeting virtually. Please visit http://www.virtualshareholdermeeting.com/BYD2023.

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Our Approach to

Business: Boyd Style

Founded in 1975, we are a leading geographically diversified operator of 28 gaming entertainment properties in ten states and manager of a tribal casino in northern California. We are also a strategic partner and 5% equity owner of FanDuel Group, the nation’s leading online sports betting operator. Boyd Gaming is built on a philosophy we call “Boyd Style”, which means sharing our success with others, treating our stakeholders with respect and honesty, and making sure our home communities are better places because we are a part of them. We believe our commitment to Environmental, Social and Corporate Governance (“ESG”) initiatives supports and enhances our ability to create long-term stockholder value.

OUR ESG PILLARS

ENVIRONMENT

◾	Conserving Energy and Water
◾	Reducing Carbon Emissions
◾	Diverting Waste from Landfill

PEOPLE

◾	Promoting Workforce Diversity & Inclusion
◾	Sharing our Success with Team Members
◾	Promoting Safety and Protecting Team Members
◾	Responsible Gaming

COMMUNITIES

◾	Corporate Philanthropy
◾	Supporting Education
◾	Workplace Giving
◾	Partnering with Diverse Suppliers

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ENVIRONMENT

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Conserving Energy and Water: Through our investments in “green” technology and continual changes throughout our operations, Boyd Gaming is committed to making consistent and meaningful reductions in our water and energy consumption. In 2022, we continued to make progress in these areas compared to our 2017 baseline levels.

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Reducing Carbon Emissions: In concert with our energy conservation measures, we support the fight against climate change through a focus on meaningful reductions in our carbon emissions. We anticipate that our continued energy savings will result in further reductions in our Scope I and Scope II emissions compared to our 2017 baseline.

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Diverting Waste from Landfill: We have formed “Green Teams” consisting of team members at every Boyd Gaming property, tasked with identifying and implementing ways to reduce the amount of waste sent to landfills through recycling and composting programs. We achieved an overall waste diversion rate of over 53.6% in 2022, and we continue to enhance our efforts to reach our goal of 60% by 2025.

OUR PEOPLE

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Promoting Workforce Diversity & Inclusion: As the top-ranked gaming company in Newsweek magazine’s 2023 listing of “America’s Greatest Workplaces for Diversity,” we believe that our diverse workforce makes us a stronger company. We are committed to creating opportunities for team members of every background, gender and ethnicity, as evidenced by our “majority minority” and majority female workforce.

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Sharing our Success with Team Members: As part of our commitment to being an employer of choice, we have announced a pathway to a $15 per hour minimum wage for all non-tipped, non-represented team members by mid-2023. Additionally, we offer our team members an attractive package of benefits, including a 401(k) with company match, paid time off, health, dental and vision coverage, life, disability and critical illness insurance, and student loan reimbursement and tuition reimbursement programs.

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Promoting Safety and Protecting Team Members: Thanks to our comprehensive workplace safety programs and training, we continued to maintain our industry’s lowest overall workplace injury rates in 2022. Additionally, we have implemented robust programs to protect team members from wrongdoing, including universal anti-harassment training and a 24/7 anonymous “whistleblower” hotline.

•

Responsible Gaming: We are committed to promoting responsible gaming throughout our nationwide operations and doing our part to assist those who experience harm from gambling. We make annual contributions to national and state problem gambling organizations, post prominent responsible gaming signage throughout our properties, and require all Boyd Gaming team members to participate in annual responsible gaming training. Additionally, we have formed an internal committee of executives from across the Company tasked with reviewing our responsible gaming practices and implementing operational and marketing improvements to further enhance our responsible gaming initiatives.

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OUR COMMUNITIES

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Corporate Philanthropy: As part of our commitment to strengthen and serve our communities, we contributed more than $45 million over the last three years to non-profit organizations serving the communities in which we operate. Our charitable giving focuses on our strategic priorities of Community & Culture, Education, and Health & Human Services.

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Supporting Education: We actively support both K-12 and higher education in our communities, contributing nearly $3 million to educational non-profits in 2022. Additionally, we support the continued development of our team members through our leadership development coursework and our tuition reimbursement program.

•

Workplace Giving: To facilitate charitable donations by our team members, we have implemented “Giving the Boyd Way,” an online charitable giving and volunteering platform. Since this program was introduced in 2020, Boyd Gaming team members have contributed over $1.5 million through Giving the Boyd Way to non-profit organizations across the country.

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Partnering with Diverse Suppliers: Our Company is focused on leveraging our supply chain to create purchasing opportunities for diverse businesses in our communities. Boyd Gaming seeks to identify opportunities to purchase from and partner with small and midsized businesses, minority-owned business enterprises and/or women-owned business enterprises, veteran-owned business enterprises, and businesses owned and operated by members of the LGBTQ community.

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EFFECTIVE

GOVERNANCE

With one of the most experienced leadership teams in the casino industry, we pride ourselves on offering our guests an outstanding entertainment experience, delivered with unwavering attention to customer service. We fulfill this mission while demonstrating the highest level of integrity, which starts in the boardroom and carries through to each of our properties. Through teamwork, respect, and a disciplined approach to executing on our goals, we strive to maximize stockholder value, to be a leader in our industry, and to provide meaningful opportunities for our employees and throughout our communities.

As part of its ongoing commitment to good corporate governance, the Board has adopted Corporate Governance Guidelines setting forth the Board’s corporate governance practices and adopted written charters for each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The Board has also adopted our Code of Business Conduct and Ethics that includes policies for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Governance and Nominating Committee Charter, and Code of Business Conduct and Ethics referenced above are each available in the “Investors – Governance” section of our website at www.boydgaming.com. Web links throughout this document are provided for convenience only and are not intended to be active hyperlinks to the referenced websites. Information contained on our website is not part of this proxy statement.

CORPORATE GOVERNANCE HIGHLIGHTS

We continually review our governance practices with a focus on promoting our commitment to delivering long-term stockholder value, strengthening the Board’s accountability, and maintaining a high level of public trust in our Company.

  Unclassified Board and annual election of directors

  Presiding director

  All Committee members are independent

  Separation of Chairperson and Chief Executive Officer roles

  All non-executive members are independent and receive full Board and management support in proposing agenda items

  Board and Committees conduct annual self-evaluations

  Director resignation policy in uncontested elections

  All Audit Committee members are “audit committee financial experts”

  Stock ownership guidelines for directors and executive officers

  Limit on the number of public company boards on which our directors may serve

  No poison pill

  Anti-hedging policy

  Clawback policy to recapture executive incentive payments

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BOARD QUALIFICATIONS AND EXPERIENCE

The Corporate Governance and Nominating Committee annually performs an assessment of our Board’s composition with a view that diversity, inclusive of gender, race and experience, is a critical component of sound corporate governance. The following outlines a subset of the attributes of our independent directors identified during the assessment.

* Includes all independent and non-independent members running for re-election.

DIRECTOR NOMINEES

Marianne Boyd Johnson Co-Executive Chair and Executive Vice President Director Since: 1990 Age: 64 Other Public Company Boards: Western Alliance Bancorporation

EXPERIENCE:

Ms. Johnson has served as a Director of the Company since 1990 and as Vice Chair of the Board since 2001. She has been Co-Chair of the Board since January 2021. Ms. Johnson has also been an Executive Vice President of the Company since 2008, which followed more than 10 years of service with the senior management team and 15 years of service in various operational positions within the Company. Ms. Johnson also serves as the Company’s Chief Diversity Officer.

Ms. Johnson has served on the board of directors of Western Alliance Bancorporation since 1995, where she also serves as a member of the compensation committee and governance committee. She is a director at large of the Nevada Health and Bioscience Corporation, a nonprofit corporation. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd.

Ms. Johnson brings considerable public company experience in two highly regulated industries—gaming and banking. She also has experience in developing and promoting diversity and inclusion programs.

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Keith E. Smith President, Chief Executive Officer and Director Director Since: 2005 Age: 62 Other Public Company Boards: SkyWest, Inc.

EXPERIENCE:

As President and Chief Executive Officer of Boyd Gaming Corporation, Keith Smith leads one of the largest and most respected casino entertainment companies in the United States.

An industry veteran with more than 35 years of gaming experience, Mr. Smith first joined Boyd Gaming Corporation in 1990. He was promoted to Executive Vice President of Operations in 1998, Chief Operating Officer in 2001, and President in 2005. In January 2008, Mr. Smith was named Chief Executive Officer of Boyd Gaming. Mr. Smith has also been a member of the Company’s Board of Directors since April 2005.

Mr. Smith currently serves on the board of directors of regional airline operator SkyWest, Inc. where he serves as audit committee Chair. He previously served as chairman of the Los Angeles branch of the Federal Reserve Bank of San Francisco, chairman of the American Gaming Association, chairman of the Nevada Resort Association, and vice chairman of the Las Vegas Convention and Visitors Authority.

Mr. Smith brings a meaningful depth of experience and perspective from over 35 years in the gaming industry, including with respect to strategic operations, management and financial matters along with his service on industry, financial and other public company boards.

William R. Boyd Director and Vice President Director Since: 1992 Age: 63 Other Public Company Boards: None

EXPERIENCE:

Mr. Boyd has served as Vice President of the Company since December 1990 and as a Director since September 1992. He also serves as chair of the Company’s corporate compliance committee and is a member of the Company’s diversity council. Prior to his current position, Mr. Boyd held various administrative and operations positions within the Company since 1978. Mr. Boyd serves on the board of directors of the Better Business Bureau of Southern Nevada.

Mr. Boyd has served over 40 years in the gaming industry, and his contributions while serving as Chair of the Company’s compliance committee have provided valuable perspective to both management and the Board regarding compliance matters across the Company.

Peter M. Thomas Presiding Director Director Since: 2004 Age: 73 Other Public Company Boards: None

EXPERIENCE:

Mr. Thomas is the Managing Director of Thomas & Mack Co. LLC, a commercial real estate development and management company. He also served as President and Chief Operating Officer of Bank of America, Nevada and its predecessor, Valley Bank of Nevada, for nearly 13 years. Mr. Thomas was a member of the board of directors of City National Bank from 2003 to 2022, which prior to its acquisition in November 2015 was publicly held. Mr. Thomas was a board member of the Los Angeles Branch of the Federal Reserve Bank of San Francisco from January 2003 to December 2008.

Mr. Thomas brings extensive experience in the banking and finance industry from his prior service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco and prior service on other public company boards along with significant perspective regarding commercial real estate matters that are key to the Company’s operations.

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Christine J. Spadafor Director Director Since: 2009 Age: 67 Other Public Company Boards: None

EXPERIENCE:

Ms. Spadafor is the Chief Executive Officer of SpadaforClay Group, Inc., a management consulting firm working at the intersection of strategy, operations, risk management, regulatory compliance, ESG and Diversity, and Equity and Inclusion initiatives. Ms. Spadafor has experience as a corporate, university, and non-profit board director and has served in executive leadership capacities, including Chief Executive Officer of St. Jude’s Ranch for Children. Ms. Spadafor is a commentator on BBC World Service’s “Business Matters” global radio broadcast and podcast, a lecturer in the Visiting Executive Program at Tuck School of Business at Dartmouth, and is a lecturer/presenter at Harvard Medical School and other Harvard graduate programs. She is a speaker/keynote at seminars, meetings and podcasts addressing agile leadership, gender equity, and board governance, including the US Chamber of Commerce, and is a contributor to Forbes, Fortune, Inc., and other business journals. The American Bar Association/Direct Women recognized her as one of the nation’s top 20 female attorneys with business expertise to serve on corporate boards.

Ms. Spadafor contributes broad business and management experiences to our Board and brings a sound foundation for understanding and applying strategic approaches to operational issues, both domestically and internationally. Her education and broad expertise in public health and human capital management, as well as in environmental, social and governance matters further enhances the Company’s approach to such issues, from both a strategic and an operational perspective.

John R. Bailey Director Director Since: 2015 Age: 62 Other Public Company Boards: None

EXPERIENCE:

Mr. Bailey is managing partner of Bailey Kennedy, a Las Vegas law firm which he founded in 2001. Mr. Bailey has more than 35 years of legal experience, with a particular focus on business practices, commercial corporate litigation, healthcare law and gaming law. Mr. Bailey has served in board positions with a wide range of regulatory and community organizations over the last 15 years, including as Chair of the Nevada State Athletic Commission, Chair of the Nevada State Bar Moral Character and Fitness Committee, Chair of the Governing Board of the Andre Agassi College Preparatory Academy, Member of the Southern Nevada District Court Review Commission, and a Director of the Council for a Better Nevada, the Las Vegas Global Economic Alliance, The Public Education Foundation and The Smith Center for the Performing Arts. He previously served on the board of directors of SHFL Entertainment, Inc., at the time a publicly traded company.

Mr. Bailey introduces perspectives and best practices based on his more than 35 years in the practice of law, including his past service on regulatory boards and his prior service within the gaming industry on the board of directors of a publicly traded company.

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A. Randall Thoman Director Director Since: 2019 Age: 71 Other Public Company Boards: Southwest Gas Holdings, Inc.

EXPERIENCE:

Mr. Thoman is the principal of Thoman International, LLC, a business advisory and consulting firm, which he formed in 2009. Prior to his current responsibilities, Mr. Thoman held several positions at Deloitte & Touche LLP (“Deloitte”) during a more than 30-year career with the firm, including serving as a partner from 1991 until his retirement in 2009. For more than 15 years, Mr. Thoman served as the primary technical partner in Deloitte’s Las Vegas office, having responsibility for the technical interpretation and application of accounting principles and audit standards and the review of all reporting issues and financial statements for Nevada-based clients registered with the Securities and Exchange Commission (“SEC”). Currently, he is on the board of Southwest Gas Holdings and serves as the audit committee chairman. He previously served on the board of directors of SLS Las Vegas and SHFL entertainment, Inc.

Mr. Thoman has extensive experience and expertise in audit and financial accounting, including more than 30 years as a Certified Public Accountant in addition to his extensive experience regarding technical accounting matters and management. Mr. Thoman also provides perspective as a result of his service on other boards of directors of public companies and within the gaming industry.

Paul W. Whetsell Director Director Since: 2015 Age: 72 Other Public Company Boards: Hilton Grand Vacations, Inc.

EXPERIENCE:

Mr. Whetsell previously served as Vice Chairman of Loews Hotels Holding Corporation and as President and Chief Executive Officer from January 2012 until 2015. Mr. Whetsell has served as President and Chief Executive Officer of Capstar Hotel Company since 2006. Currently, Mr. Whetsell is on the board of Hilton Grand Vacations, Inc. and serves as the Chair of the compensation committee. Mr. Whetsell served on the board of NVR, Inc., a publicly traded company, from 2007 until his retirement from that board in 2018. Mr. Whetsell was a member of the American Hotel & Lodging Association’s Industry Real Estate and Financing Advisory Council and previously served on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Whetsell currently serves on the board of the Cystic Fibrosis Foundation and the non-profit First Book.

Mr. Whetsell provides significant operational and strategic expertise from his more than 35 years of senior management responsibilities within the hospitality industry, his active involvement in lodging and hospitality associations and his service on other public company boards.

After many years of distinguished service, William S. Boyd will be retiring from the Board on May 4, 2023 at the expiration of his current term. At such time the Board will appoint him as Chairman Emeritus of the Company, although he will not be a member of the Board.

Our Board held a total of eight meetings during 2022. Each of our current directors attended at least 75% of the Board meetings and the committees of the Board on which the director served that were held during the applicable period of service. We encourage, but do not require, our directors to attend our annual stockholder meetings. Each of our directors attended the 2022 annual meeting of stockholders.

Identifying and Evaluating Director Nominees

Our Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate director nominees. Candidates may come to the attention of the Corporate Governance and Nominating Committee via our current Board members, professional search firms, stockholders or other persons. These candidates will be evaluated by our Corporate Governance and Nominating Committee and may be considered at any point during the year.

The Corporate Governance and Nominating Committee considers diversity as one of many factors in the identification and evaluation of potential director nominees. The overriding principle guiding our director nomination process is a desire to ensure that our Board serves the interests of our stockholders. We believe that

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having diverse skills, experiences and perspectives represented on the Board maximizes stakeholder value. The Committee may consider the following elements, among others, when evaluating director nominees:

✓	Gender and ethnicity;

✓	Financial and accounting acumen;

✓	Personal and professional integrity;

✓	Business or management experience;

✓	Leadership and strategic planning experience; and

✓	Ability to understand and execute on Boyd Gaming’s business.

The Corporate Governance and Nominating Committee annually performs an assessment of our Board’s composition regarding age, skills and experience and the effectiveness of its efforts to consider diversity in its director nomination process. The Committee believes its director nomination process, including its policy of considering diversity, has created a Board with diverse backgrounds and experiences that collectively serves the interests of our stockholders well.

Stockholders may also recommend a director candidate for consideration by submitting a recommendation to the Corporate Governance and Nominating Committee Chair, c/o our Corporate Secretary, at 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118, no later than 60 days prior to the date of the 2024 Annual Meeting of Stockholders. Such notice must include the candidate’s name, biographical data, relationship to the stockholder and other relevant information. Stockholders may nominate director candidates for election by following the timing, eligibility, procedural and any other requirements set forth in our Amended and Restated Bylaws as described further in Stockholder Proposals; Other Matters.

Director Independence

Our Corporate Governance Guidelines require that our Board consist of a majority of independent directors consistent with the New York Stock Exchange (“NYSE”) listing standards. These standards require the Board to determine, among other things, that our independent directors have no material relationship with Boyd Gaming other than as a director. The Board considers all known relevant facts and circumstances about the relationships bearing on the independence of a director or nominee and also considers sales and purchases of products and services in the ordinary course of business between Boyd Gaming and other companies where a director or immediate family member may have a relationship.

Applying these standards, each of the following individuals is considered an “independent director”:

John R. Bailey
Christine J. Spadafor
A. Randall Thoman
Peter M. Thomas
Paul W. Whetsell

Board Leadership Structure and Role in Risk Oversight

Our Board is responsible for company-wide risk oversight, with our senior management bearing primary responsibility for managing these risks. The Board has separated the positions of Chair and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our stockholders. The Board’s oversight functions are primarily coordinated through each of our Board committees. Each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee receives regular updates from management and works with management to assess potential risk exposures and understand the controls in place to mitigate potential impacts of such risks. In turn, our Board committees report to the full Board at least four times per year regarding their respective areas of risk oversight responsibilities.

Gaming and Regulatory Risk Management: We take our duty to be a responsible member of the gaming industry seriously. Our Corporate Compliance Committee oversees our Company’s gaming and regulatory compliance programs, which include gaming operations, government regulations, and financial crime prevention such as anti-money laundering (AML) compliance and procedures. To ensure proper visibility and transparency, the Corporate Compliance Committee is chaired by a member of our Board of Directors who provides regular reports of each meeting directly to the Corporate Governance and Nominating Committee.

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Cybersecurity Risk Management: Led by a dedicated Information Security team, Boyd Gaming operates with the highest degree of integrity in designing, delivering and maintaining a comprehensive program that safeguards our systems, services and data from cybersecurity-related threats. Supporting these efforts, Boyd Gaming team members are required to take regular information security training, ensuring our entire team is aware of the latest risks in cybersecurity and is prepared to do their part to keep our systems and information secure. Our Chief Information Security Officer and Senior Vice President of Legal Operations and Compliance provide day-to-day oversight of our data privacy and cybersecurity programs. These positions report directly to the Chief Information Officer (CIO) and to the General Counsel, respectively. Our Chief Information Officer in turn provides the full Board quarterly updates on cybersecurity and data protection matters, our information and data security initiatives and practices, and any developments in the threat environments that we face.

ESG and Risk Management: Our Board and management understand that operating on a foundation of corporate responsibility, community and stewardship are key to ensuring the Company’s long-term success. Our Corporate Governance and Nominating Committee is responsible for overseeing the Company’s strategies related to sustainability, diversity and stewardship (collectively, our “ESG Initiatives”), with clear communication to the other committees and the full Board on these topics. The Committee actively engages with management regarding the execution of our ESG Initiatives and the proper public disclosure of these topics.

Board Committees

Our Board has three standing committees as outlined below, each comprised of independent directors. The charters for each of these committees are available on our website at www.boydgaming.com.

Director*	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

John R. Bailey		●	●

Christine J. Spadafor	F		C

A. Randall Thoman	C, F

Peter M. Thomas	F	C	●

Paul W. Whetsell		●	●

Committee Meetings in 2022	12	4	4

*	C: Chair, F: Audit Committee Financial Expert as defined in applicable SEC rules.

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Audit Committee: Our Audit Committee is responsible for supervising our financial controls, appointing our independent registered public accounting firm, managing our financial statement and disclosure processes, meeting with our officers regarding our financial controls, acting on recommendations of our auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of our books and accounts.

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Corporate Governance and Nominating Committee: The Corporate Governance and Nominating Committee’s responsibilities include assisting the Board in identifying qualified individuals to become Board members, recommending the composition and compensation of the Board and its committees, conducting annual reviews of each director’s independence and making recommendations to the Board based on its findings, recommending to the Board the director nominees for election at the annual meeting of stockholders, establishing and monitoring a process of assessing our Board’s effectiveness, and developing and recommending to the Board and implementing a set of corporate governance principals and procedures applicable to the Company. The Corporate Governance and Nominating Committee also oversees the Company’s ESG Initiatives.

•

Compensation Committee: Our Compensation Committee oversees all compensation policies for employees, making recommendations to the Board regarding compensation matters, determining compensation for the Chief Executive Officer and providing oversight of our compensation philosophy as described under “Compensation Discussion and Analysis.” In addition, the Compensation Committee administers the Company’s stock plans and determines the terms and conditions of issuances thereunder.

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The Compensation Committee has the authority to retain consultants to assist in evaluating various elements of our compensation programs and in making compensation determinations, including for our Chief Executive Officer. The Compensation Committee continued its engagement of Exequity, LLP (“Exequity”) throughout 2022 to provide compensation-related analyses and consulting services. Our CEO also provides recommendations to the Compensation Committee for each Named Executive Officer (other than himself) and for members of our management committee (“Management Committee”), which performs an active role in the leadership and strategy for the development, operations and growth of the Company. The Compensation Committee determined that Exequity is independent and has not created any conflict of interest.

Compensation Committee Interlocks and Insider Participation

During 2022, the members of our Compensation Committee consisted of Messrs. Bailey, Thomas, and Whetsell. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity that has one or more executive officers serving as a director of the Company or on the Company’s Compensation Committee.

Communicating with our Board

Our stockholders and other interested parties may communicate with our Board by writing to:

Boyd Gaming Corporation

6465 South Rainbow Boulevard, Las Vegas, Nevada 89118

Attn: Corporate Secretary

Communications will be reviewed by our Corporate Secretary and, if determined to be relevant to our operations and policies, they will be forwarded to our Board or our presiding director, as appropriate.

DIRECTOR COMPENSATION

Our non-employee director compensation program consists of cash retainers and an annual grant of restricted stock units (RSUs). The annual cash retainer component is available to non-employee directors as follows.

Board Service	- Annual fee of $90,000

Presiding Director Service	- Annual fee of $30,000

Audit Committee Service	- Chair annual fee of $30,000 - Member annual fee of $15,000

Compensation Committee Service	- Chair annual fee of $25,000 - Member annual fee of $10,000

Corporate Governance and Nominating Committee Service	- Chair annual fee of $20,000 - Member annual fee of $10,000

All non-employee directors also receive a stock award equal to $200,000 on each annual meeting date. Beginning in 2021, stock awards granted to directors in recognition of their Board service fully vest on the grant date and are paid in shares of our common stock. All grants made to non-employee Board members prior to 2021 will be fully released upon the Director’s retirement from our Board.

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The following table sets forth the compensation earned for director services by each non-employee director during the fiscal year ended December 31, 2022.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Peter M. Thomas	170,000	200,000	14,435	384,435

Christine J. Spadafor	125,000	200,000	9,778	334,778

A. Randall Thoman	120,000	200,000	14,435	334,435

John R. Bailey	110,000	200,000	14,435	324,435

Paul W. Whetsell	110,000	200,000	14,435	324,435

(1)

Neither Messrs. William S. Boyd, William R. Boyd, or Smith, nor Ms. Johnson receive compensation for serving as a member of the Board, but they are compensated for their service as executive officers. For more information, see “Compensation Discussion and Analysis” and “Transactions with Related Persons.”

(2)

Includes amounts deferred under our Deferred Compensation Plan to the extent of such individual’s participation. The plan permits a participating director to defer up to 100% of his or her director fees that are paid in cash.

(3)

Reflects the grant date fair value of awards made pursuant to our Stock Incentive Plan, as determined in accordance with Accounting Standards Codification (“ASC”) 718. The grant date fair value for awards is measured based on the fair market value of our common stock on the date of grant, calculated as the closing price for our common stock. Assumptions used in the calculation of these amounts are included in Note 11, “Stockholders’ Equity and Stock Incentive Plans,” to our audited financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2023.

(4)

Each of our non-employee directors was eligible to participate in our Medical Expense Reimbursement Plan for fiscal year 2022, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. Represents amounts paid in the form of plan premiums and/or received as reimbursement under the plan for the fiscal year ended December 31, 2022.

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COMPENSATION

DISCUSSION

AND ANALYSIS

Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2022 are:

◾	William S. Boyd, Co-Executive Chair of the Board;
◾	Keith Smith, President and Chief Executive Officer;
◾	Josh Hirsberg, Executive Vice President, Chief Financial Officer and Treasurer;
◾	Stephen Thompson, Executive Vice President, Operations; and
◾	Theodore Bogich, Executive Vice President, Operations.

Our Compensation Philosophy

We are focused on generating sustainable value for our stockholders by demonstrating operational excellence, delivering positive financial results, and maintaining a disciplined yet forward-looking approach to capital deployment and strategic opportunities. We also value our commitment to returning capital to our stockholders.

We were able to achieve our 2022 goals of sustaining operating momentum and achieving record revenue and EBITDAR performance, all while maintaining efficiency as indicated by our favorable operating margins. We remain focused on growing revenues and building loyalty among our core customers while successfully managing expenses. We also took an important step forward in our online growth strategy, marked by our acquisition of Pala Interactive, which gives us the talent and technology to continue to build a successful online casino business. We also continued progress on our ESG and diversity initiatives, which included reducing energy consumption and natural resources and lowering carbon emissions compared to our 2017 baseline, promoting a companywide waste diversion program, and continuing progress in the area of diversity of our workforce.

We seek to align the compensation packages of our NEOs with this long-term strategy. To achieve this, we tie a meaningful portion of compensation to achieving predetermined goals and reward individual contributions to our overall success. Our pay principles are structured to appropriately balance achievement of short- and long-term goals and promote our philosophy of being innovative yet disciplined. Mr. Smith’s 2022 compensation was allocated as follows:

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We seek to align executive interests with our stockholders and all stakeholders by setting performance incentives that provide a clear path to achieving long-term value. This philosophy carries into our executive pay design in the following ways:

◾	Total executive compensation is targeted at the 50th percentile of the Company’s peer group
◾	Annual cash incentives are performance-based
◾	Long-term compensation is approximately 50% performance-based and 100% equity-denominated
◾	Executives are subject to stock ownership guidelines
◾	None of our executives has an employment agreement

We believe our NEO compensation packages are competitive with other leading companies in the gaming and hospitality industries, which generally fall into three categories: (i) core gaming companies; (ii) gaming technology/equipment companies; and (iii) resort/hotel operators. Our compensation consultant, Exequity, assists us in conducting peer group analyses with a view toward establishing NEO total compensation that is competitive with our peers. The peer group considered for purposes of setting 2022 pay consisted of the following: Caesars Entertainment Corp.; Churchill Downs, Inc.; Las Vegas Sands Corp.; MGM Resorts International; Penn National Gaming, Inc.; Red Rock Resorts, Inc., Wynn Resorts, Ltd.; Extended Stay America, Inc.; Hilton Grand Vacations, Inc.; Hyatt Hotels Corp.; Marriott Vacations Worldwide Corporation; Scientific Games Corporation; Six Flags Entertainment Corp.; and Vail Resorts, Inc.

Short-Term Performance Incentives

We believe our management team’s focus on executing on our strategy and commitment to sustaining operating momentum and maintaining operational efficiencies has allowed Boyd Gaming to successfully achieve record Company financial results.

The Compensation Committee continued its philosophy of executing on a measured approach to 2022 compensation, approving a design for the short-term incentive program based on a twelve-month performance period that considered a mix of Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Rent (“Adjusted EBITDAR”)1 and demonstrating meaningful progress toward achieving the Company’s diversity and ESG Initiatives.

[1]

Adjusted EBITDAR is a non-GAAP financial measure. For supplemental financial data and corresponding reconciliation of Adjusted EBITDAR to the most comparable GAAP measure, please see Note 14 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Metric	Weight	Threshold	Target**	Maximum

Adjusted EBITDAR	90%	$1,125,218*	$1,406,523	$1,687,828*

ESG and Diversity Growth	10%	—	—	—

*	Performance at 80% of target would have resulted in a payout of 50% of an executive’s target, and performance at 120% would have resulted in a payout of 200% of an executive’s target.
**	Level of achievement of the ESG and Diversity Growth metric was based on the Company’s overall progress regarding ESG and Diversity initiatives.

Maximum payout under the short-term incentive plan is capped at 200% of target. Actual 2022 Adjusted EBITDAR equaled $1,390,509, which resulted in 98.9% achievement under the plan, and the Compensation Committee determined the Company’s achievement of ESG and Diversity growth to be at 110%. This resulted in a blended payout under the short-term incentive plan of 100%, which was paid entirely in 2023.

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Long-Term Performance Incentives

We believe long-term compensation should serve both as an incentive for achieving longer term Company performance goals and as a retention tool for our executives. We also believe that stock price appreciation and ownership in the Company are valuable incentives that align executive and stakeholder interests. Our NEOs receive long-term incentive compensation in the form of RSUs, Performance Shares and Career Shares. Our Annual long-term incentive grants to our NEOs are comprised 50% of RSUs and 50% of Performance Shares. Long-term incentives for the 2022 target period were granted as follows:

Executive	Target Performance Shares ($)	Target RSUs ($)

William S. Boyd	$790,751	$790,751

Keith Smith	$3,106,498	$3,106,498

Josh Hirsberg	$1,016,641	$1,016,641

Stephen Thompson	$734,245	$734,245

Theodore Bogich	$734,245	$734,245

Performance Shares: Performance Share grants comprise approximately 50% of an executive’s annual long-term compensation. In February 2022, the Compensation Committee granted target Performance Shares as follows:

Executive	2022 Annual Grant

William S. Boyd	11,559

Keith Smith	45,410

Josh Hirsberg	14,861

Stephen Thompson	10,733

Theodore Bogich	10,733

Performance Share achievement with respect to the 2020-2022 performance period was measured by Net Revenue growth and Adjusted EBITDAR growth, with possible achievement ranging from 0% to a maximum of 200%. Company performance for this period resulted in a payout at 200%.

RSUs: Time-based RSU grants comprise the remaining approximate 50% of an executive’s annual long-term compensation. In February 2022, the Compensation Committee granted target RSUs as follows:

Executive	2022 Annual Grant

William S. Boyd	11,559

Keith Smith	45,410

Josh Hirsberg	14,861

Stephen Thompson	10,733

Theodore Bogich	10,733

Career Shares Program:

Our NEOs participate in our Career Shares Program, which provides for additional capital accumulation opportunities for retirement and is intended to reward long-service executives. The Career Shares Program provides for the grant of RSUs (“Career RSUs” or “Career Shares”) under our Stock Incentive Plan to senior management, including each of our Named Executive Officers. Each Career RSU entitles a holder to one share of restricted common stock, except that Career RSUs do not have voting rights and do not entitle the holder to receive dividends. Each NEO receives an annual grant of Career Shares equal to 15% of his base salary. The Career Shares may be converted to common stock only at separation of service from the Company and are subject to vesting as outlined in “Grants of Plan-Based Awards”.

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Perquisites and Other Benefits

We provide our NEOs with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. We provide certain of our NEOs with use of our corporate aircraft and provide Mr. Boyd with use of a corporate car that is owned by the Company, as provided in the “Summary Compensation Table.” In addition, we provide country club memberships for Messrs. Boyd and Smith, which are used for both business and personal purposes, and Mr. Boyd receives an annual payment of $250,000 in consideration of foregoing certain split-dollar life insurance arrangements that the Company terminated in 2003. The amount of all unreimbursed costs related to these memberships for 2022 are reported as other compensation in the “Summary Compensation Table.”

Messrs. William S. Boyd, Smith and Hirsberg are eligible to participate in our Medical Expense Reimbursement Plan, which covers medical expenses incurred by participants and their spouses that are not covered by other medical plans. We also provide our NEOs with additional life insurance coverage than is generally made available to our other employees. See “—Summary Compensation Table”.

Our senior management members, including our Named Executive Officers, also are eligible to participate in our other benefit plans and programs on the same terms as other employees. These plans include our 401(k) plan and medical, vision and dental insurance. In addition, our senior management members and our non-employee directors are eligible to participate in our deferred compensation plan on the same terms as other eligible management-level employees.

Risk Considerations in Our Compensation Programs

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable stockholder value. In 2022, we reviewed compensation policies that can raise or lower our compensation risk profile, whether individually or collectively. This review includes our compensation strategy, annual and long-term incentive plan designs, executive severance agreements, benefits and perquisites, governance practices, and other policies and practices.

We believe the process we followed is complete and sufficient for determining whether the Company’s practices are reasonably likely to encourage excessive risk taking. The Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking.

Stock Ownership Guidelines

We believe having a meaningful ownership interest in the Company is an important tool to promote the long-term benefit of all Company stockholders. Our stock ownership guidelines require ownership by our NEOs based on a multiple of the participant’s base salary, as follows:

Multiple of Base Salary

Executive Chair of the Board	5x

Chief Executive Officer	5x

Executive Vice Presidents	3x

Our non-employee director stock ownership guidelines require each independent Board member to hold Company stock at least equal to five times the annual cash retainer received by the Director.

Clawback Policy

Under our clawback policy, we may, under certain circumstances, recoup the value of cash, equity or equity-linked incentive compensation tied to performance metrics and paid to our NEOs. If it is determined that an NEO’s misconduct led to or contributed to financial reporting that requires restatement, we may require such executive officer to reimburse us for incentive compensation received by the executive officer to the extent such compensation is in excess of that which would have been paid to the executive officer had it been based on the financial statements as restated. Recoupment applies to payments made within three years of the date when the applicable restatement is disclosed.

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In addition, our equity award agreements provide that, in addition to being subject to the Company’s clawback policy, the awards may be subject to forfeiture or recoupment if the award recipient violates restrictive covenants or company policies or otherwise engages in activity that has caused, or could reasonably be expected to cause, significant economic or reputational harm to the Company.

The Company intends to adopt a clawback policy consistent with the requirements of the Exchange Act Rule 10D-1 after the New York Stock Exchange releases final listing standards in accordance with such rule.

Anti-Hedging Policy

Our NEOs are subject to Company policies that prohibit them from entering into hedging or monetization transactions involving the Company’s securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds or otherwise.

Leadership Transition

After many years of distinguished service, William S. Boyd will be retiring from the Board on May 4, 2023 at the expiration of his current term. Mr. Boyd co-founded Boyd Gaming with his father in 1975, beginning with one hotel and casino in Las Vegas and becoming one of the largest casino entertainment companies in the United States. The Company has grown and thrived under Mr. Boyd’s leadership, and he will leave behind a legacy of integrity, philanthropy, service and excellence.

At the expiration of his term, the Board will appoint Mr. Boyd as Chairman Emeritus of the Company, although he will not be a member of the Board. In his capacity as Chairman Emeritus, Mr. Boyd will be entitled to (i) office space and administrative support, (ii) reimbursement of reasonable business expenses, (iii) an annual salary of $900,000, and (iv) medical and other benefits in accordance with our programs and policies. Mr. Boyd will not be eligible to participate in any of the Company’s annual or long-term bonus or incentive programs.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on our review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Peter M. Thomas, Chair

Paul W. Whetsell

John R. Bailey

Members, Compensation Committee

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned for services performed for us, or our subsidiaries, during the fiscal years ended December 31, 2020, 2021, and 2022 by each of our NEOs.

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

William S. Boyd	2022	1,065,000	—	1,741,230	1,065,000	294,514	4,165,744

Co-Executive Chair of the Board	2021	1,065,000	250,000	2,748,152	1,977,492	59,112	6,099,756
	2020	865,346	952,900	159,746	—	59,315	2,037,307

Keith Smith	2022	1,500,000	—	6,430,512	2,400,000	39,209	10,369,721

President and Chief Executive Officer	2021	1,450,000	—	8,940,265	4,307,776	42,741	14,740,782
	2020	1,178,170	1,531,200	213,746	—	50,490	2,973,606

Josh Hirsberg	2022	800,000	—	2,138,274	800,000	25,804	3,764,078

Executive Vice President, Treasurer and Chief Financial Officer	2021	700,000	—	2,693,396	1,299,760	25,479	4,718,635
	2020	634,399	462,000	100,487	—	25,480	1,222,366

Stephen Thompson	2022	700,000	—	1,562,248	630,000	5,033	2,897,281

Executive Vice President, Operations	2021	625,000	—	1,979,611	1,044,450	4,733	3,653,794
	2020	566,428	371,250	90,000	—	4,733	1,032,411

Theodore Bogich	2022	700,000	—	1,562,248	630,000	5,033	2,897,281

Executive Vice President, Operations	2021	625,000	—	1,979,611	1,044,450	4,733	3,653,794
	2020	566,428	371,250	90,000	—	4,733	1,032,411

(1)	Includes amounts deferred to the extent of such individual’s participation in our 401(k) Profit Sharing Plan and Trust and our Deferred Compensation Plan.
(2)

Each NEO accepted a temporary salary reduction in 2020 in response to the financial impacts of the COVID-19 pandemic. The 2020 salary rates as originally approved by the Compensation Committee were as follows: Mr. Boyd ($1,065,000), Mr. Smith ($1,450,000); Mr. Hirsberg ($700,000); Mr. Thompson ($625,000), and Mr. Bogich ($625,000). Salary reported for 2022 reflects salary payment practices during the pandemic.

(3)

Reflects the grant date fair value as determined in accordance with ASC 718. The value is based on the fair market value of our common stock on the grant date, calculated as the closing price for our common stock. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements under the caption “Stockholders’ Equity and Stock Incentive Plans” included in our Annual Reports on Form 10-K filed with the SEC.

(4)

Includes Career RSUs, time-based RSUs and Performance Shares awarded as part of the regularly scheduled 2022 annual grant. Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock, subject to cliff vesting and satisfaction of certain performance metrics. Performance Share reported amounts assume performance metrics were achieved at target performance levels.

(5)	Reflects the short-term incentive payment approved by the Compensation Committee under the 2000 MIP.

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(6)	Includes the following perquisites and personal benefits:

Name	401(k) Contributions	Life Insurance Premiums	Medical Reimbursements(A)	Use of Corporate Aircraft and Company Car(B)	Other Benefits(C)

William S. Boyd	$4,575	$301	$28,788	$5,710	$255,140

Keith Smith	4,575	602	20,195	7,901	5,936

Josh Hirsberg	4,575	602	20,628	—	—

Stephen Thompson	4,575	458	—	—	—

Theodore Bogich	4,575	458	—	—	—

(A)	Represents payments made under our Medical Expense Reimbursement Plan, which includes plan premiums, company-sponsored health care plan premiums and amounts received as reimbursements under this plan.
(B)	Represents the aggregate incremental cost to the Company for use of our corporate aircraft by “Messrs. Boyd and Smith and, for Mr. Boyd, use of a Company car.
(C)

Represents country club membership for Messrs. Boyd and Smith and $250,000 paid to Mr. Boyd as compensation for the loss of a benefit that Mr. Boyd previously received under certain split-dollar life insurance arrangements that the Company terminated in December 2003.

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Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made under our incentive plans to our NEOs during the fiscal year ended December 31, 2022.

Name	Award Type	Grant Date	Date of Compensation Committee Action(5)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards—Number of Shares or Units			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

William S. Boyd	Short-term incentive(1)	—	—	532,500	1,065,000	2,130,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/22	12/07/06	—	—	—	—	—	—	2,460	—	—	159,728

	RSUs(3)	02/18/22	—	—	—	—	—	—	—	11,559	—	—	790,751

	Performance Shares(4)	02/18/22	—	—	—	—	5,780	11,559	23,118	—	—	—	790,751

Keith E. Smith	Short-term incentive(1)	—	—	1,200,000	2,400,000	4,800,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/22	12/07/06	—	—	—	—	—	—	3,350	—	—	217,516

	RSUs(3)	02/18/22	—	—	—	—	—	—	—	45,410	—	—	3,106,498

	Performance Shares(4)	02/18/22	—	—	—	—	22,705	45,410	90,820	—	—	—	3,106,498

Josh Hirsberg	Short-term incentive(1)	—	—	400,000	800,000	1,600,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/22	12/07/06	—	—	—	—	—	—	1,617	—	—	104,992

	RSUs(3)	02/18/22	—	—	—	—	—	—	—	14,861	—	—	1,016,641

	Performance Shares(4)	02/18/22	—	—	—	—	7,431	14,861	29,722	—	—	—	1,016,641

Stephen Thompson	Short-term incentive(1)	—	—	315,000	630,000	1,260,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/22	12/07/06	—	—	—	—	—	—	1,444	—	—	93,759

	RSUs(3)	02/18/22	—	—	—	—	—	—	—	10,733	—	—	734,245

	Performance Shares(4)	02/18/22	—	—	—	—	5,367	10,733	21,466	—	—	—	734,245

Theodore Bogich	Short-term incentive(1)	—	—	315,000	630,000	1,260,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/22	12/07/06	—	—	—	—	—	—	1,444	—	—	93,759

	RSUs(3)	02/18/22	—	—	—	—	—	—	—	10,733	—	—	734,245

	Performance Shares(4)	02/18/22	—	—	—	—	5,367	10,733	21,466	—	—	—	734,245

(1)

Represents short-term cash bonus for fiscal year 2022 under the 2000 MIP. Actual award amount is measured by Adjusted EBITDAR performance and progress toward Diversity and ESG initiatives, as approved by the Board. “Threshold” represents achieving a performance level that is 80% of the target operating budget amount; “Target” represents achieving 100% of the target operating budget amount; and “Maximum” represents achieving 120% or more of the target operating budget amount.

(2)

Represents Career RSUs granted pursuant to our Career Shares Program under our Stock Incentive Plan. Each Career RSU represents a contingent right to receive one share of our common stock at the time of retirement based on the grantee’s attained age and years of continuous service at the time of retirement. To receive any payout under the Career Shares Program, grantees must be at least 55 years of age and must have been continually employed by us for a minimum of ten years. Retirement after ten years of service will entitle a grantee to 50% of his or her Career RSUs. The amount increases to 75% after 15 years and 100% following 20 years of employment. In the event of a grantee’s death or permanent disability, or following a change in control of the Company, the grantee will be deemed to have attained age 55 and the Career RSUs will immediately vest and convert into shares of our common stock based on the grantee’s years of continuous service through the date of the qualifying event. See “Compensation Discussion and Analysis—Career Shares Program.”

(3)

Represents RSUs granted under our Stock Incentive Plan. RSUs are subject to vesting and are subject to continued service through the applicable vesting date (except as otherwise provided in the applicable award).

(4)

Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock, subject to satisfaction of certain performance metrics. The Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and our Stock Incentive Plan.

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(5)

Career RSUs are based on the base salary of the participant in effect on December 31 of the immediately preceding year and the closing stock price of our common stock on January 2 or, if January 2 is not a business day, then the next business day.

(6)	Represents the aggregate ASC 718 value of awards made in 2022. Amounts reported for Performance Shares assume that the performance metrics were achieved at the target performance level.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised stock options and unvested stock awards for each of our NEOs outstanding as of December 31, 2022.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)

William S. Boyd	—	—	—	—	—		—	11,559	(3)	630,312

	—	—	—	—	11,559	(4)	630,312	—		—

	—	—	—	—	14,508	(5)	791,121	14,508	(7)	791,121

	—	—	—	—	13,333	(6)	727,049	—		—

Keith Smith	—	—	—	—	—		—	45,410	(3)	2,476,207

	—	—	—	—	45,410	(4)	2,476,207	—		—

	—	—	—	—	47,668	(5)	2,599,336	47,668	(7)	2,599,336

	—	—	—	—	46,666	(6)	2,544,697	—		—

Josh Hirsberg	32,000	—	9.86	11/07/2023	34,741	(2)	1,894,427	14,861	(3)	810,370

	23,431	—	11.57	12/10/2024	—		—	—		—

	21,549	—	19.98	10/29/2025	14,861	(4)	810,370	—		—

	23,924	—	17.75	11/08/2026	14,508	(5)	791,121	14,508	(7)	791,121

	—	—	—	—	13,333	(6)	727,048	—		—

Stephen Thompson	—	—	—	—	—		—	10,733	(3)	585,270

	—	—	—	—	10,733	(4)	585,270	—		—

	—	—	—	—	10,363	(5)	565,094	10,363	(7)	565,094

	—	—	—	—	10,000	(6)	545,300	—		—

Theodore Bogich	—	—	—	—	12,460	(2)	679,444	10,733	(3)	585,270

	—	—	—	—	10,733	(4)	585,270	—		—

	—	—	—	—	—		—	10,363	(7)	565,094

	—	—	—	—	10,363	(5)	565,094	—		—

	—	—	—	—	10,000	(6)	545,300	—		—

(1)

Represents the value based on the closing price of our common stock on December 30, 2022 of $54.53, which was the last trading day in 2022, multiplied by the aggregate number of Career RSUs, RSUs or Performance Shares, as applicable.

(2)

Represents unvested Career RSUs. Each Career RSU represents a contingent right to receive one share of our common stock. The vested Career RSUs will be paid in shares of our common stock at the time of retirement based on the grantee’s attained age and years of continuous service at the time of retirement. As of December 31, 2022, Mr. Hirsberg was 50% vested and Mr. Bogich was 75% vested in each of their respective Career RSUs. See “Compensation Discussion and Analysis—Career Shares Program.”

(3)

Represents Performance Shares granted under our Stock Incentive Plan on February 18, 2022. Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. Amounts reported assume performance metrics were achieved at target.

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(4)	Represents RSUs granted under our Stock Incentive Plan on February 18, 2022. The RSUs vest in full on the third anniversary of the grant date.
(5)	Represents RSUs granted under our Stock Incentive Plan on February 18, 2021. The RSUs vest in full on the third anniversary of the grant date.
(6)	Represents one-time grant of RSUs in recognition of the efforts during the Pandemic. One-third of the RSUs vest on each of the first, second, and third anniversaries of the grant date.
(7)

Represents Performance Shares granted under our Stock Incentive Plan on July 14, 2021. Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. Amounts reported assume performance metrics were achieved at target.

Option Exercises and Stock Vesting

The following table sets forth information regarding the exercise of stock options and the vesting of stock awards for each of our NEOs during the fiscal year ended December 31, 2022.

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)

William S. Boyd	—	—	94,435	6,421,858

Keith Smith	165,951	9,879,303	283,199	19,209,469

Josh Hirsberg	—	—	78,904	5,331,708

Stephen Thompson	—	—	59,032	3,996,054

Theodore Bogich	—	—	58,882	3,985,618

(1)	Represents Career RSUs, time-based RSUs and Performance Shares that vested during 2022.
(2)	With respect to Performance Shares, the value realized is based on $70.94, the closing market price on February 28, 2022, the performance determination date.

Non-Qualified Deferred Compensation

Our Deferred Compensation Plan provides for the deferral of compensation on a basis that is not tax-qualified. Under the plan, our NEOs may defer up to 80% of their base salary and up to 100% of their incentive compensation. We did not make any discretionary matching contributions or discretionary additions to a participant’s account in 2022. The following table sets forth amounts deferred, including under our predecessor plan, for the year ended December 31, 2022:

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)

William S. Boyd	—	—	—

Keith E. Smith	—	(193,091)	829,727

Josh Hirsberg	—	(120,166)	497,327

Stephen S. Thompson	—	(265,211)	1,815,422

Theodore A. Bogich	—	(65,166)	1,308,375

23

Potential Payments upon Termination or Change in Control

Under the terms of our 2000 MIP, Change in Control Plan (“CIC Plan”) and our equity incentive plans, including the individual award agreements under our equity incentive plans, payments may be made to our Named Executive Officers upon their termination of employment or a change in control of the Company. The description of the plans is qualified by reference to the complete text of the plans, which have been filed with the SEC. We have not entered into any severance agreements with our currently serving NEOs.

The following table sets forth the estimated payments that would be made to each of our NEOs upon voluntary termination, involuntary termination—not for cause, involuntary termination—for cause, a qualifying termination in connection with a change in control, and death or permanent disability. The payments would be made pursuant to the plans identified in the preceding paragraph. The information set forth in the table assumes:

•	The termination event occurred on December 30, 2022 (the last business day of our last completed fiscal year);

•	The price per share of our common stock on the date of termination is $54.53 per share (the closing market price of our common stock on December 30, 2022, the last trading day in 2022);

•	For purposes of the short-term/annual awards under the 2000 MIP, (i) the NEO has earned and is paid their target bonus, as applicable, under the 2000 MIP;

•	All payments are made in a lump sum on the date of termination;

•

The vesting of all unvested stock options, RSUs, Performance Shares and Career RSUs held by the executives (treating as unvested those Performance Shares that vested and settled based on the Compensation Committee’s subsequent determination of 2022 performance) is immediately accelerated in full upon a change of control pursuant to discretionary authority of the plan administrator granted pursuant to the particular plan (if not otherwise accelerated pursuant to the terms of the applicable award agreements, terms of the CIC Plan or pursuant to “long service” benefits);

•

The portion of in-the-money stock options and other equity awards that are subject to accelerated vesting in connection with the termination are immediately exercised and the shares received upon exercise (or upon settlement in the case of RSUs, Performance Shares and Career RSUs) are immediately resold at the assumed price per share of our common stock on the date of termination; and

•	Any vested Career RSUs held by the executives are immediately resold at the assumed price per share of our common stock on the date of termination.

24

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Termination ($)	Involuntary Termination				Death or Permanent Disability ($)
		Not For Cause ($)	For Cause ($)	Change in Control ($)

William S. Boyd

CIC Plan	—	—	—	7,312,579		—

Short-term/Annual Bonus (2000 MIP)	1,065,000	1,065,000	1,065,000	1,065,000	(1)	1,065,000

Unvested and Accelerated Awards Under Equity Incentive Plans	14,971,539	14,971,539	9,806,621	14,971,539		14,971,539

Total	16,036,539	16,036,539	10,871,621	23,349,118		16,036,539

Keith E. Smith

CIC Plan	—	—	—	12,816,610		—

Short-term/Annual Bonus (2000 MIP)	2,400,000	2,400,000	2,400,000	2,400,000	(1)	2,400,000

Unvested and Accelerated Awards Under Equity Incentive Plans	28,804,818	28,804,818	10,868,592	28,804,818		28,804,818

Total	31,204,818	31,204,818	13,268,592	44,021,428		31,204,818

Josh Hirsberg

CIC Plan	—	—	—	3,343,276		—

Short-term/Annual Bonus (2000 MIP)	—	—	—	800,000	(2)	800,000

Unvested and Accelerated Awards Under Equity Incentive Plans	7,419,734	7,419,734	1,894,699	9,314,433		7,419,734

Total	7,419,734	7,419,734	1,894,699	13,457,709		7,419,734

Stephen S. Thompson

CIC Plan	—	—	—	3,081,833		—

Short-term/Annual Bonus (2000 MIP)	630,000	630,000	630,000	630,000	(1)	630,000

Unvested and Accelerated Awards Under Equity Incentive Plans	7,298,895	7,298,895	3,313,625	7,298,895		7,298,895

Total	7,928,895	7,928,895	3,943,625	11,010,728		1,772,862

Theodore A. Bogich

CIC Plan	—	—	—	4,564,392		—

Short-term/Annual Bonus (2000 MIP)	630,000	630,000	630,000	630,000	(1)	630,000

Unvested and Accelerated Awards Under Equity Incentive Plans	6,024,665	6,024,665	2,039,395	6,704,464		6,024,665

Total	6,654,665	6,654,665	2,669,395	11,898,856		6,654,665

(1)	Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination with or without cause.
(2)

Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination without cause. In the event of the executive’s termination with cause following a change of control, the amount payable would be $0.

25

Chief Executive Officer Pay Ratio

In 2022, the annual total compensation of Mr. Smith, our President and Chief Executive Officer, was $10,369,721, as reported in the Summary Compensation Table. Based on the methodology described below, we determined that the median employee in terms of total 2022 compensation of all Company employees (other than Mr. Smith) received an estimated $35,286 in annual total compensation for 2022. Therefore, the estimated ratio of 2022 total compensation of Mr. Smith to the median employee was 294 to 1. The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.

To identify our median employee and determine median employee compensation, we took the following steps:

•	We identified our employee population as of December 31, 2022, which consisted of approximately 15,246 full-time and part-time employees.

•

With respect to employees other than Mr. Smith, we used a “base salary” for 2022, which consisted of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate, plus any applicable cash tip income reported, for non-salaried employees. We then identified the median employee whose compensation we believe best reflects the Company’s employees’ median 2022 compensation.

•

In accordance with SEC rules, we then determined the median employee’s 2022 total compensation using the approach required by the SEC when calculating our named executive officers’ compensation, as reported in the Summary Compensation Table. The median employee’s 2021 total compensation included all cash compensation and Company matching contributions to the employee’s 401(k) account.

The median salary increased from $31,361 in 2021 to $35,286 for 2022. We experienced an increase in the number of individuals we employed from 14,732 as of December 31, 2021 to 15,246 as of December 31, 2022, or an increase of 514 year over year.

26

Pay Versus Performance
The following information provides detail on the relationship between executive compensation actually paid and certain financial performance metrics. For additional information on how the Company aligns executive compensation with Company performance, see “
Compensation Discussion and Analysis
”.

Pay Versus Performance

					Value of $100 Initial Investment Based On:

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income (Loss) (in thousands) ($)	Adjusted EBITDAR (in thousands) ($)

2022	10,369,721	7,120,582	3,431,198	2,958,368	184.16	58.28	639,377	1,390,509

2021	14,740,782	25,387,421	4,531,494	7,532,905	219.00	78.17	463,846	1,365,985

2020	2,973,606	8,720,802	1,331,123	2,975,201	143.35	89.66	(134,700)	609,894

(1)	Compensation actually paid to Mr. Smith for each of the fiscal years reported is calculated as follows:

	2022($)	2021($)	2020($)

Total compensation reported in Summary Compensation Table	10,369,721	14,740,782	2,973,606

Less: Grant date fair value of equity awarded in current year(a)	6,430,512	8,940,265	213,746

Plus:

Fair value as of December 31 of awards granted during and outstanding at the end of the fiscal year	4,952,415	10,841,081	—

Change in fair value of outstanding awards granted in prior fiscal years(b)	(2,628,668)	6,743,562	6,085,478

Vesting date fair value of equity awards granted and vested during the fiscal year	217,516	213,759	213,746

Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(c)	640,110	1,788,502	(338,282)

Earnings paid on unvested awards for dividends or other earnings	—	—	—

Less: Fair value as of December 31 of awards granted in prior fiscal years that did not meet vesting conditions	—	—	—

Compensation actually paid(d)	7,120,582	25,387,421	8,720,802

(a)	Includes time-based restricted shares and performance-based restricted shares, which do not vest during the fiscal year awarded, and career shares, which vest 100% when granted.
(b)
Change in fair value from December 31 of the covered fiscal year compared to December 31 of the prior fiscal year. Each performance share included as part of the calculation represents a contingent right to receive up to a maximum of two shares of common stock, subject to satisfaction of certain performance metrics. Amounts reported assume the performance metrics will be achieved at the target performance level, which is the most probable outcome as of the end of the fiscal year, unless otherwise noted. Interim values based on assumption of the most probable outcome may not ultimately reflect actual payouts.

(c)	Change in fair value from vesting date compared to December 31 of the prior fiscal year.
(d)	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(2)	Named Executive Officers included in the calculation for each of 2022, 2021 and 2020 are William S. Boyd, Josh Hirsberg, Stephen Thompson, and Theodore Bogich.

27

(3)	Average compensation actually paid to non-CEO named executive officers (“NEOs”) reported on an average basis is calculated as follows:

	2022($)	2021($)	2020($)

Total compensation reported in Summary Compensation Table	3,431,198	4,531,494	1,331,123

Less: Grant date fair value of equity awarded in current year (a)	1,751,000	2,350,193	110,058

Plus:

Fair value as of December 31 of awards granted during and outstanding at the end of the fiscal year	1,457,644	2,826,067	42,043

Change in fair value of outstanding awards granted in prior fiscal years (b)	(432,994)	2,023,149	1,676,692

Vesting date fair value of equity awards granted and vested during the fiscal year	94,075	94,086	91,872

Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year (c)	159,445	408,302	(56,471)

Earnings paid on unvested awards for dividends or other earnings	—	—	—

Less: Fair value as of December 31 of awards granted in prior fiscal years that did not meet vesting conditions	—	—	—

Compensation actually paid (d)	2,958,368	7,532,905	2,975,201

(a)	Includes time-based restricted shares and performance-based restricted shares, which do not vest during the fiscal year awarded, and career shares, which vest 100% when granted.
(b)
Change in fair value from December 31 of the covered fiscal year compared to December 31 of the prior fiscal year. Each performance share included as part of the calculation represents a contingent right to receive up to a maximum of two shares of common stock, subject to satisfaction of certain performance metrics. Amounts reported assume the performance metrics will be achieved at the target performance level, which is the most probable outcome as of the end of the fiscal year, unless otherwise noted. Interim values based on assumption of the most probable outcome may not ultimately reflect actual payouts.

(c)	Change in fair value from vesting date compared to December 31 of the prior fiscal year.
(d)	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(4)	Assumes $100 was invested on December 31, 2019.
(5)	Represents the cumulative total return of the Dow Jones U.S. Gambling Index and assumes $100 was invested on December 31, 2019.
Financial Performance Measures
We structure our pay principles to balance achievement of short- and long-term goals with a focus on Company performance, as described in “
Compensation Discussion and Analysis
”. We view the following financial performance measures as the most important financial performance measures in determining compensation actually paid to our CEO and other NEOs for the most recently completed fiscal year:

•	Adjusted EBITDAR;

•	Adjusted EBITDAR Growth; and

•	Net Revenue Growth.
Information Presented in the Pay versus Performance Table
Our pay principles are intended to promote Boyd Gaming’s philosophy of being innovative yet disciplined. We seek to align executive interests with all stakeholders by setting performance measures that provide a clear path to achieving long-term value. Because the Company generally places emphasis on long-term performance, compensation actually paid as disclosed in the table above may not specifically align with achievement of performance measures for a particular year.

28

Compensation Actually Paid and Cumulative Total Shareholder Return (“TSR”)
As described in “
Compensation Discussion and Analysis
”, equity awards comprise approximately 60% of our CEO’s compensation awarded during the fiscal year. These awards consist of performance-based restricted shares, time-based restricted shares, and career shares. Time-based restricted shares and performance-based restricted shares do not vest during the year awarded. Subject to certain exceptions as noted above, the degree to which career shares may be distributed at reitrement depends on the satisfaction of certain age and service criteria. The following graph demonstrates the relationship between compensation actually paid and cumulative TSR considering the Company’s emphasis on long-term equity awards.

29

Compensation Actually Paid and Net Income
The following table demonstrates the relationship between compensation actually paid and net income, which is not a performance metric used in our overall compensation program but is related to Adjusted EBITDAR, which is included in our compensation program. See “
—
Compensation Actually Paid and Adjusted EBITDAR
”.

Compensation Actually Paid and Adjusted EBITDAR
We believe Adjusted EBITDAR is the most important indicator of our financial performance, which is indicated by the relative significance it bears in achievement of short- and long-term incentives. See “
—
Compensation Discussion and Analysis
”. The graph below demonstrates the relationship between compensation actually paid and Adjusted EBITDAR.

30

OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 10, 2023 by:

•	each of our directors or director nominees;

•	each of our NEOs;

•	all of our directors and executive officers as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.
Unless otherwise indicated, each individual listed below has sole investment power and sole voting power with respect to the shares of our common stock owned by that person. Percentage ownership is based on an aggregate of 101,884,262 shares of our common stock outstanding on March 10, 2023.

Name **	Number of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Class
Director
William S. Boyd	14,471,617	(2)	14.20%
Marianne Boyd Johnson	10,740,045	(3)	10.54%
William R. Boyd	1,808,493	(4)	1.78%
Keith E. Smith	1,426,338	(5)	1.40%
Peter M. Thomas	140,908	(6)	*
Christine J. Spadafor	115,495	(7)	*
John R. Bailey	60,198	(8)	*
Paul W. Whetsell	55,698	(9)	*
A. Randall Thoman	13,179	(10)	*

Other Named Executive Officers
Josh Hirsberg	602,368	(11)	*
Stephen S. Thompson	177,137	(12)	*
Theodore A. Bogich	149,911	(13)	*
All directors and executive officers as a group (12 persons)	29,761,387	(14)	29.21%

5% or Greater Stockholders
William S. Boyd	14,471,617	(2)	14.20%
Marianne Boyd Johnson	10,740,045	(3)	10.54%
BlackRock, Inc. 55 East 52 nd Street New York, NY 10055	7,561,148	(15)	7.42%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	8,098,861	(16)	7.95%

*	Indicates less than 1% of class.
**	Except as otherwise noted, the mailing address of all persons on the list set forth in the table below is 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118.
(1)
Includes shares underlying certain Career RSUs and certain RSUs held by our outside directors that were fully vested upon grant but excludes shares underlying RSUs and Performance Shares that do not independently vest or become exercisable within 60 days of March 10, 2023.

(2)
Includes 14,102,224 shares of our common stock held by the William S. Boyd Gaming Properties Trust (“WSBGPT”), of which Mr. Boyd is trustee, settlor and beneficiary and 186,617 shares owned by Mr. Boyd’s spouse. Includes 182,776 vested Career RSUs granted under our Career Share Program. Mr. Boyd disclaims beneficial ownership of the shares owned by his spouse.

31

(3)
Includes 1,719,071 shares of our common stock held by the Marianne E. Boyd Gaming Properties Trust (“MBGPT”), of which Ms. Johnson is trustee, settlor and beneficiary; 4,384,000 shares held by
WSB-BYD,
LLC, of which Ms. Johnson is the Manager; 39,509 shares held by the William Samuel Boyd Education Trust, of which Ms. Johnson is a trustee; 39,309 shares held by the Josef William Boyd Education Trust, of which Ms. Johnson is a trustee; 25,401 shares held by the Justin Boyd Education Trust, of which Ms. Johnson is a trustee; 90,964 shares held by the Johnson Children’s Trust, dated June 24, 1996, Bruno Mark, trustee; 3,297,040 shares held by the
BG-00
Limited Partnership, of which MBGPT is the general partner; and 1,100,000 shares held by
BG-Sub,
LLC, of which Ms. Johnson is the managing member. Includes 2,017,192 shares of our common stock held by MBGPT that are pledged or held in a margin account. Also includes 44,751 vested Career Restricted Stock Units granted under our Career Share Program. Ms. Johnson disclaims beneficial ownership of the shares held by the above referenced Education Trusts, the Johnson Children’s Trust and the above referenced Limited Partnership and Limited Liability Company, except to the extent of her pecuniary interests in a trust or other entity that owns such shares.

(4)
Includes 1,706,041 shares of our common stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, settlor and beneficiary; 20,592 shares held directly by Mr. Boyd, and 41,398 shares held by the Sean W. Johnson Education Trust, of which Mr. Boyd is trustee. Also includes 40,462 vested Career RSUs granted under our Career Share Program. Mr. Boyd disclaims beneficial ownership of the shares held by the Sean W. Johnson Education Trust.

(5)	Includes 1,222,562 shares of our common stock owned by Mr. Smith and 325 shares owned by Mr. Smith’s wife. Also includes 203,451 vested Career RSUs granted under our Career Share Program.
(6)
Includes 19,079 shares of our common stock held by the Peter M. and Nancy Thomas Revocable Trust, of which Mr. Thomas is trustee. Includes 121,829 RSUs that were fully vested upon grant and will be paid in shares of our common stock (on a
1-for-1
basis) upon cessation of service on the board of directors.

(7)
Includes 4,947 shares of our common stock held by the 2012 Trust UAD 6/1/12, of which Ms. Spadafor is trustee. Also includes 110,548 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a
1-for-1
basis) upon cessation of service on the board of directors.

(8)
Includes 18,079 shares of our common stock held by the
JRB-TAT
Bailey Family Trust, of which Mr. Bailey is
co-trustee.
Also includes 42,119 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a
1-for-1
basis) upon cessation of service on the board of directors.

(9)
Includes 13,579 shares of our common stock owned by Mr. Whetsell. Also includes 42,119 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a
1-for-1
basis) upon cessation of service on the board of directors.

(10)
Includes 3,154 shares of our common stock held by the Thoman Trust, of which Mr. Thoman is co-trustee
and 3,575 shares directly held by Mr. Thoman. Also includes 6,450 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a
1-for-1
basis) upon cessation of service on the board of directors.

(11)
Includes 446,218 shares of common stock owned by Mr. Hirsberg and 20,500 shares owned by Mr. Hirsberg’s wife. Also includes 100,904 shares of our common stock issuable pursuant to options exercisable within 60 days of March 11, 2022; and 34,746 vested Career RSUs granted under our Career Share Program.

(12)
Includes 67,314 shares of our common stock owned by Mr. Thompson. Includes 47,125 shares held by the Stephen S. and Debra L. Thompson Trust. Also includes 62,698 vested Career RSUs granted under our Career Shares Program.

(13)	Includes 112,511 shares of our common stock owned by Mr. Bogich. Also includes 37,400 vested Career RSUs granted under our Career Shares Program.
(14)
Includes 108,381 shares issuable pursuant to options exercisable within 60 days of March 10, 2023. Also includes 893,410 shares that are pledged or held in a margin account. Also includes 595,594 vested Career RSUs granted under our Career Share Program; and 469,352 RSUs that were fully vested upon grant and will be paid in shares of our common stock (on a
1-for-1
basis) upon cessation of the holder’s service on the board of directors.

(15)
Based solely on information contained in Schedule 13G, Amendment No. 9, filed with the SEC on January 31, 2023 by BlackRock, Inc. (“BlackRock”). The Schedule 13G provides that (i) BlackRock is a parent holding company or control person, and (ii) BlackRock, through its subsidiaries identified therein, has sole voting power with respect to 6,925,468 shares and sole dispositive power over 7,561,148 shares.

(16)
Based solely on information contained in Schedule 13G, Amendment No. 7, filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). The Schedule 13G provides that Vanguard has shared voting power over 103,316 shares, sole dispositive power over 7,995,545 shares, and shared dispositive power over 8,098,861 shares.

SECTION 16(A) REPORTING COMPLIANCE
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file ownership reports on Forms 3, 4, and 5 with the SEC. Based solely on its review of the copies of such forms received by it, the Company believes that during 2022 all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were satisfied, except for the following: on September 2, 2022, Ms. Spadafor filed a Form 4 to report shares acquired through a broker-provided dividend reinvestment program and a Form 4 to report shares that were transferred to a trust. The late filings were due to the broker failing to disable the automated reinvestment option.

32

PROPOSALS REQUIRING

YOUR VOTE

PROPOSAL 1—ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at twelve, as set by the Board. After many years of distinguished service, William S. Boyd will be retiring from the Board on May 4, 2023 at the expiration of his current term. At such time, the Board will appoint him as Chairman Emeritus of the Company, although he will not be a member of the Board. The Board would like to recognize Mr. Boyd for his immeasurable contributions to the Company and his service on the Board. As a result of Mr. Boyd assuming the role of Chairman Emeritus, the Board has determined to fix the number of directors at eight effective at the conclusion of the Annual Meeting.

The Board recommends the following individuals for election as directors to serve until the next annual election of directors.

•	Marianne Boyd Johnson

•	Keith E. Smith

•	William R. Boyd

•	John Bailey

•	Christine J. Spadafor

•	A. Randall Thoman

•	Peter Thomas

•	Paul W. Whetsell

Vacancies on our Board and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual election of directors. Our Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office and, to our Board’s knowledge, each of the nominees intends to serve the entire term for which election is sought. However, should any nominee become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as our Board may determine.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

33

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte and Touche, LLP (“Deloitte”) has served as our independent registered public accounting firm since 1981 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the year ending December 31, 2023.

If our stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will review its selection of auditors, and a change in its selection may or may not occur. Even if the appointment is ratified, the Audit Committee reserves the right to select a different independent registered public accounting firm at any time during the fiscal year without resubmitting the matter to stockholders for ratification.

A Deloitte representative is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Audit Committee considered whether Deloitte’s provision of any professional services other than its audits of our annual financial statements and the effectiveness of our internal controls over financial reporting, reviews of quarterly financial statements and other audit-related services, is compatible with maintaining its independence.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Deloitte for the audits and other services provided to the Company for fiscal years 2022 and 2021.

	2022	2021

Audit Fees(1)	$4,183,000	$3,669,000

Audit-Related Fees(2)	626,000	541,000

Tax Fees(3)	254,000	98,000

All Other Fees	—	—

Total	$5,063,000	$4,308,000

(1)

Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, the review of our quarterly financial statements and the audit of the effectiveness of our internal controls over financial reporting, including professional services relating to our corporate transactions, acquisitions, and debt offerings.

(2)	Audit-related fees consist primarily of services provided in connection with our regulatory audits, consulting on technical accounting matters and certain other audit-related consultation services.
(3)

Tax fees consist primarily of tax consultation and planning fees and tax compliance services, including services provided in connection with certain federal and state tax matters, cost segregation services, transaction support and Internal Revenue Service examination support services.

Audit Committee Pre-Approval of Audit and Non-Audit Services: The Audit Committee has adopted a policy for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated its pre-approval authority to the Audit Committee Chair. The Chair is required to report any decisions to the Audit Committee at the next scheduled Committee meeting. All services provided by Deloitte in fiscal year 2022 were in compliance with our policy relating to the pre-approval of services.

OUR BOARD OF DIRECTORS RECOMMENDS YOU

VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR 2023

34

Audit Committee Report

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2022. We have discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

We have received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and have discussed with Deloitte their independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

A. Randall Thoman, Chair

Christine J. Spadafor

Peter M. Thomas

Members, Audit Committee

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PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, as required by Section 14A of the Exchange Act and related SEC rules (a “say-on-pay” proposal). The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. At the Company’s 2017 Annual Meeting, the majority of our stockholders voted to advise us to include a say-on-pay proposal every three years, and consistent with that preference expressed by our stockholders, the Board of Directors determined that the Company will hold an advisory stockholder vote on the compensation of our Named Executive Officers every three years. Following the stockholders’ vote on Proposal 3 at the Annual Meeting, the next say-on-pay proposal, as well as a nonbinding, advisory vote on the frequency of say-on-pay proposals, will be held at the Company’s 2026 Annual Meeting.

As described in “Compensation Discussion and Analysis, ” our compensation programs for our Named Executive Officers are designed to promote the Company’s long-term strategy. Accordingly, the compensation of our Named Executive Officers is based in large part on our success and achievements, as assessed by our Board.

The Compensation Committee believes the Company’s executive compensation programs have been effective at recognizing the achievement of sound financial performance and accomplishment of strategic, long-term transformative corporate events.

Our Board and Compensation Committee value the opinions of our stockholders, who supported our compensation programs for our Named Executive Officers at the 2020 Annual Meeting with approximately 95.5% of votes cast. We are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues, in addition to the conducting of periodic advisory votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this resolution is not binding on the Company, our Board or our Compensation Committee. However, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation. The Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions regarding our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing stockholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently we should include a say-on-pay proposal in our proxy materials for future stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting, as required by Section 14A of the Exchange Act and related SEC rules (a “say-on-pay frequency proposal”). Under this Proposal 4, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years.

Our stockholders voted on a similar proposal in 2017, with the majority voting to hold the say-on-pay vote every three years. We continue to believe that a say-on-pay vote that occurs once every three years is the most appropriate alternative for us, and therefore, the board of directors recommends that you vote for a three-year interval for the advisory vote on executive compensation. As described in greater detail under the heading “Compensation Discussion and Analysis,” the Company’s compensation programs for our Named Executive Officers are designed to motivate executives to achieve short-and long-term corporate goals that enhance stockholder value. Accordingly, a significant portion of the compensation of our Named Executive Officers is equity-based, which includes certain of the Company’s compensation awards that are contingent upon successful completion of multi-year performance goals and three-year vesting or service periods. The board of directors believes that a three-year interval will provide stockholders with a sufficient amount of time to evaluate the effectiveness of our compensation policies over a time period similar to the periods associated with the Company’s compensation awards, allowing stockholders to compare the Company’s compensation program to the long-term performance of the Company while minimizing the impact of short-term variations in our compensation and business results. Holding an advisory vote every three years will also give us more time to implement changes to our compensation policies between votes, to the extent that changes are appropriate, and will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The board of directors believes anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the Company.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2029 annual meeting of stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years or abstaining from the vote. This vote is advisory, which means that the vote is not binding on us, our board of directors or the Compensation Committee. We recognize that stockholders may have different views as to the best approach for us, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. The board of directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the board of directors may decide that it is in our best interests and in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR HAVING AN ADVISORY VOTE ON EXECUTIVE

COMPENSATION EVERY “THREE YEARS.”

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides additional information regarding our equity compensation plans as of December 31, 2022.

	(a)	(b)	(c)

Plan Category	Number of Shares to be Issued upon Exercise of Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column(a))

Equity compensation plans approved by stockholders	2,472,740 (1)	$14.58 (2)	7,073,315 (3)

Equity compensation plans not approved by stockholders	—	—	—

Total	2,472,740	$14.58	7,071,017

(1)

Includes options to purchase shares outstanding under our 2012 Stock Incentive Plan. Also includes RSUs, Performance Shares and Career Shares outstanding under our 2020 Stock Incentive Plan, our 2012 Stock Incentive Plan and our 2002 Stock Incentive Plan.

(2)	Weighted Average Exercise Price does not include RSUs, Performance Shares or Career Shares outstanding under our Stock Incentive Plans, which are exercisable for zero consideration.
(3)

Consists of shares available for future issuance under our 2020 Stock Incentive Plan, which may also be issued as RSUs and Performance Shares under our 2000 MIP. Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock.

TRANSACTIONS WITH RELATED PERSONS

We consider transactions involving the Company and a related person who may have a direct or indirect material interest. Our Audit Committee is responsible for reviewing and approving certain related person transactions.

Marianne Boyd Johnson and William R. Boyd are children of William S. Boyd. Samuel J. Johnson, III is the stepson of Marianne Boyd Johnson. Marianne Boyd Johnson received a base salary and cash bonus equal to $568,750 for fiscal year 2022 and is receiving a base salary of $325,000 in fiscal year 2023. William R. Boyd received a base salary and cash bonus equal to $435,000 in fiscal year 2022 and is receiving a base salary of $290,000 in fiscal year 2023. Samuel J. Johnson, III, Vice President of Business Improvement, received a base salary and cash bonus equal to $245,625 for fiscal year 2022 and is receiving a base salary of $203,500 for 2023. Marianne Boyd Johnson, William R. Boyd, and Samuel J. Johnson, III are also eligible to earn cash bonuses in fiscal year 2023.

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QUESTIONS AND

ANSWERS

What is the purpose of the Annual Meeting?

The purpose of the annual meeting is to consider and vote on the following proposals:

1.	To elect eight members to our Board to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

3.	To hold an advisory vote on executive compensation.

4.	To hold an advisory vote on the frequency of the advisory stockholder vote on the compensation of our named executive officers.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to vote at the Annual Meeting?

The close of business on March 10, 2023 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

At the close of business on the record date, there were 101,884,262 shares of our common stock outstanding. Those shares represented by properly submitted proxies that are not duly revoked will be voted at the Annual Meeting.

How do I vote?

You may attend the virtual meeting via the live webcast and vote during the meeting when the polls are open. Alternatively, prior to the date of the Annual Meeting, you may vote by using any of the following methods:

•

By Internet—You may vote online by going to www.proxyvote.com to complete an electronic proxy card. When voting online, please have the 16-digit control number from your proxy card, Internet Availability Notice or voting instruction form available, and follow the simple instructions contained on the website to vote. You must submit your vote before 11:59 p.m., Eastern Time, on May 3, 2023, the day before the Annual Meeting, for your vote to count.

•

By Telephone—You may use any touch-tone telephone to vote by calling the phone number on your voter card. When voting by telephone, please have the 16-digit control number from your proxy card, Internet Availability Notice or voting instruction form available, and follow the simple voice-guided instructions. You must submit your vote before 11:59 p.m., Eastern Time, on May 3, 2023, the day before the Annual Meeting, for your vote to count.

•

By Mail—If you receive or request a proxy card, you may vote by completing, signing and dating the proxy card and returning it in the provided postage-paid envelope. Please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card no later than 11:59 p.m., Eastern Time, on May 3, 2023, the day before the Annual Meeting, for your vote to count.

To determine how you may revoke or change your vote submitted by the Internet, telephone and mail methods described above, please refer to the section entitled “Can I change my vote after I submit my proxy or voting instructions?”

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If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions provided by the record holder (i.e., your broker, bank or other holder of record) regarding how to vote.

Who will vote my shares if I specify how my shares are to be voted?

Marianne Boyd Johnson and William R. Boyd are both directors and officers of the Company and were named by our Board as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy card. For a discussion regarding how the proxy holders will vote proxies if no direction is given, please refer to the question entitled “What if I do not specify how my shares are to be voted?”

What if I do not specify how my shares are to be voted?

If you indicate that you wish to vote as recommended by our Board or if you execute and return your proxy card but you do not provide instruction with respect to any or all proposals to be acted upon at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board. Your proxy will be voted “FOR” the election of each of the director nominees named in this proxy statement; “FOR” Proposal 2; “FOR” Proposal 3; “Three years” for Proposal 4; and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting.

If you are a beneficial owner of our common stock and you do not provide instructions to your bank, broker or other holder of record on how to vote your shares, your bank, broker or other holder of record may vote your shares in its discretion only on Proposal 2. Your bank, broker or other holder of record may not vote your shares with respect to Proposals 1 or 3 without instructions. For a discussion regarding the difference between stockholders of record and beneficial owners, please refer to the section entitled “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”

Currently, no matter is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxy holders on the proxy card in accordance with their discretion on such matters.

Why did I receive an Internet Availability Notice instead of a full set of the proxy materials?

We are pleased to take advantage of the SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to our stockholders the Internet Availability Notice regarding Internet availability of the proxy materials for this year’s Annual Meeting. Other stockholders who have previously requested a paper copy of the proxy materials by mail will receive a paper copy of the proxy materials rather than the Internet Availability Notice. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by submitting a request to us at www.boydgaming.com/proxymaterials; by mail at Boyd Gaming Corporation, 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118, Attn: David Strow, Vice President of Corporate Communications; via toll-free telephone: 800-695-2455, Attn: David Strow, Vice President of Corporate Communications; or via e-mail: davidstrow@boydgaming.com. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these

40

documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Can I vote my shares by filling out and returning the Internet Availability Notice?

No. The Internet Availability Notice does, however, provide instructions on how to vote your shares.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be held entirely online via audio webcast. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided in the proxy materials to log in to http://www.virtualshareholdermeeting.com/BYD2023. You will be asked to provide the 16-digit control number from your proxy card, Internet Availability Notice or voting instruction form.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” In such case, an Internet Availability Notice or, if you had previously requested the delivery of paper copies, the Notice of Annual Meeting, this proxy statement and our 2022 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, an Internet Availability Notice or paper copies of the Notice of Annual Meeting, this proxy statement and our 2022 Annual Report to Stockholders should have been forwarded (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Can I change my vote after I submit my proxy or voting instructions?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•

properly submitting a subsequent proxy in one of the manners authorized and described in this proxy statement (such as via the Internet, by telephone or by mail pursuant to the voting procedures described above under “How do I vote?”); or

•	giving written notice of revocation to our Corporate Secretary prior to or at the Annual Meeting; or

•	attending and voting at the virtual Annual Meeting.

Your attendance at the virtual Annual Meeting will not have the effect of revoking your properly submitted proxy unless you follow one of the procedures referenced above. Any written notice revoking a proxy should be sent to the Company at 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118, Attention: Corporate Secretary and must be received before voting is closed at the Annual Meeting.

If you are a beneficial owner of our common stock, please follow the instructions provided by the record holder (e.g., your bank or broker) regarding how to change or revoke your voting instructions.

41

What are “broker non-votes”?

“Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote. Under the rules of the New York Stock Exchange (“NYSE”), certain matters submitted to a vote of stockholders are considered by the NYSE to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. For those matters which the NYSE determines to be “non-routine,” brokerage firms that have not received instructions from their customers do not have discretion to vote. Consistent with applicable NYSE rules, with respect to the proposals set forth in this proxy statement, only Proposal 2 is considered a “routine” matter. Proposals 1, 3 and 4 are each considered a “non-routine” matter, and therefore broker non-votes may exist in connection with Proposals 1, 3 and 4. Neither our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, nor Nevada corporate statutes specifically address the treatment of broker non-votes and abstentions.

What is a quorum, and how is it determined?

A quorum must be present for business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting. The presence at the virtual meeting, whether personally or by proxy, of the holders of a majority of shares of our common stock issued and outstanding as of the record date is necessary to constitute a quorum. Shares represented at the meeting, whether personally or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

How many votes are required to approve the proposals?

Assuming a quorum is present, the required votes to approve each proposal are as follows:

•

Proposal 1—a plurality of the votes cast is required for the election of directors. This means that the eight director nominees receiving the greatest number of “FOR” votes will be elected to the board of directors. You may vote “FOR” or “WITHHELD” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Withheld votes and broker non-votes are not counted for purposes of the election of directors.

If the election of directors under Proposal 1 is uncontested, our Corporate Governance Guidelines provide that a director must tender his or her resignation to the Board if the number of votes withheld for his or her election exceeds the number of affirmative votes cast in favor of his or her election. The Board must then consider whether to accept such director’s resignation but is not required to accept the resignation as set forth in the Corporate Governance Guidelines.

•

Proposal 2—the number of affirmative votes cast in favor of Proposal 2 must exceed the number of votes cast against it for approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions are not counted for purposes of Proposal 2 and no broker non-votes are expected on this proposal.

•

Proposal 3—the number of affirmative votes cast in favor of Proposal 3 must exceed the number of votes cast against it for the approval, on an advisory basis, of the executive compensation of our Named Executive Officers. Broker non-votes and abstentions are not counted for purposes of Proposal 3.

•

Proposal 4-a plurality of the votes cast is required for the approval, on an advisory basis, of the frequency of the advisory stockholder vote on the compensation of our named executive officers. Broker non-votes and abstentions are not counted for purposes of Proposal 4.

Who will count the votes?

Votes cast by proxy or in person will be tabulated by the Inspector of Elections for the Annual Meeting, Broadridge Financial Solutions, Inc. The Inspector of Elections will also determine whether or not a quorum is present.

Where can I find voting results of the meeting?

We will disclose final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

42

Who pays for the cost of this proxy solicitation?

This proxy solicitation will be conducted by mail, and we will bear all associated costs. These costs will include the expense of preparing and mailing the Internet Availability Notice and the proxy solicitation materials referenced therein for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, via the Internet or e-mail, or by facsimile or mail through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

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STOCKHOLDER

PROPOSALS;

OTHER MATTERS

Stockholder Proposals

Our stockholders may submit proposals for inclusion in our proxy statement on matters appropriate for stockholder action at subsequent annual stockholder meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our 2024 Annual Meeting of Stockholders and included in our proxy statement and form of proxy for that meeting must be received no later than November 23, 2023 at the following address:

Boyd Gaming Corporation

6465 South Rainbow Boulevard, Las Vegas, Nevada 89118

Attn: Corporate Secretary

Consistent with the Company’s bylaws, notice of any proposal that a stockholder intends to present at the 2024 Annual Meeting of Stockholders, but does not intend to have included in the board of directors’ proxy statement and form of proxy for that meeting, must be given to our Corporate Secretary in writing not less than 45 days and not more than 75 days prior to the anniversary of the date on which we first mailed our proxy materials for this year’s Annual Meeting of Stockholders, after which the notice is untimely. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of our common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. If the date of the 2023 Annual Meeting of Stockholders is moved by more than 30 days from the anniversary of this year’s annual meeting, these deadlines will be adjusted consistent with Rule 14a-8 of the Exchange Act and our bylaws.

If a stockholder chooses to nominate a candidate for election to the board of directors, under our Amended and Restated Bylaws, compliant notice of director nominations must be received by the Company, Attention: Corporate Secretary, at our principal offices, no later than 60 days prior to the date of the 2024 Annual Meeting of Stockholders, and such notice must meet the eligibility, procedural, disclosure and other requirements set forth in the Amended and Restated Bylaws.

Other Matters

Our Board currently knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in respect thereof as the proxy holders deem advisable.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 4, 2023.

This proxy statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, are available at http://www.boydgaming.com/proxymaterials. A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC has been provided to our stockholders together with this proxy statement and will be provided to a stockholder, with exhibits, without charge upon written request to Boyd Gaming Corporation, 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118, (702) 792-7200, Attn: David Strow, Vice President Corporate Communications.

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BOYDGAMING

BOYD GAMING CORPORATION 6465 SOUTH RAINBOW BOULEVARD LAS VEGAS, NEVADA ATTN: DAVID STROW, VICE PRESIDENT CORPORATE COMMUNICATIONS	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BYD2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V00934-P86062	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOYD GAMING CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:	☐	☐	☐

1.	To elect eight members to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

	Nominees:
	01)	John R. Bailey	05)	Christine J. Spadafor
	02)	William R. Boyd	06)	A. Randall Thoman
	03)	Marianne Boyd Johnson	07)	Peter M. Thomas
	04)	Keith E. Smith	08)	Paul W. Whetsell

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

3.	Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 years on the following proposal:	1 Year	2 Years	3 Years	4 Years

4.	Advisory vote on the frequency of holding an advisory vote on executive compensation. ☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at

www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V00934-P86062

BOYD GAMING CORPORATION

Annual Meeting of Stockholders

May 4, 2023 at 1:00 PM (Pacific Daylight Time)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marianne Boyd Johnson and William R. Boyd (collectively, the “Proxies”), or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BOYD GAMING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 PM PDT on May 4, 2023, virtually at www.virtualshareholdermeeting.com/BYD2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side